GAM Avalon Multi-Global, LLC                                   Exhibit (a)(6)
Statement of Financial Condition
September 30, 2002
(Unaudited)
--------------------------------------------------------------------------------

ASSETS
Investments in investment funds, at fair value                    $  26,320,376
Cash and cash equivalents                                             3,866,977
Investments paid in advance                                           3,300,000
Receivable from Advisor                                                   4,548
                                                                  -------------

     TOTAL ASSETS                                                    33,491,901
                                                                  -------------

LIABILITIES
Subscriptions received in advance                                     6,716,812
Management fee                                                           86,387
Professional fees                                                        17,338
Administration and accounting fees                                        8,093
Directors' fees                                                             975
Other accrued expenses                                                   39,075
                                                                  -------------

     TOTAL LIABILITIES                                                6,868,680
                                                                  -------------

          NET ASSETS                                              $  26,623,221
                                                                  =============

MEMBERS' CAPITAL
Represented by:
Net capital                                                       $  26,502,845
Net unrealized appreciation on investments in investment funds          120,376
                                                                  -------------

     MEMBERS' CAPITAL                                             $  26,623,221
                                                                  =============

     Net asset value per outstanding unit of limited liability
        company interest ($26,623,221/275,402 units outstanding)  $       96.67
                                                                  =============

INVESTMENT INCOME
  Interest                                                        $       4,397
                                                                  -------------

EXPENSES
  Management fee                                                        217,646
  Administrative and accounting fees                                     39,000
  Professional fees                                                      23,604
  Investor services fees                                                 21,635
  Syndication expenses                                                    8,236
  Custody fees and expenses                                               6,070
  Directors' fees                                                         5,100
  Other                                                                  15,872
                                                                  -------------

     Gross expenses                                                     337,163
     Fees waived (Note 3)                                               (50,267)
                                                                  -------------

     NET EXPENSES                                                       286,896
                                                                  -------------

     NET INVESTMENT LOSS                                               (282,499)
                                                                  -------------

     UNREALIZED DEPRECIATION ON INVESTMENTS IN
          INVESTMENT FUNDS                                             (526,020)
                                                                  -------------

     NET DECREASE IN MEMBERS' CAPITAL DERIVED
          FROM INVESTMENT ACTIVITIES                              $    (808,519)
                                                                  =============